Exhibit 10.24

Second Amendment to Transaction Documents

This Second Amendment to the Transaction (this “Amendment”) is effective as of October 2, 2022 (“Effective Date”), by and between Puritan Partners LLC, a New York limited liability company (“Puritan Partners”) and Curative Biotechnology, Inc., a Florida corporation (the “Company”), having its principal place of business at 1825 NW Corporate Blvd., Suite 110 Boca Raton, FL 33431, each a “Party” and collectively the “Parties”. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, dated as of March 2, 2022, as amended, entered between the Parties (the “Securities Purchase Agreement”)

Recitals

WHEREAS, pursuant to the Transaction Documents, Puritan Partners purchased a 12.5% Original Issue Discount Senior Secured Note in the principal amount of $1,142,857.14 due March 2, 2023 (the “Note”) and was issued a common stock purchase warrant to purchase 22,857,143 shares of the common stock at $0.0001 exercise price (the “Warrants”);

WHEREAS, Puritan Partners and Company are parties to the Transaction Documents, which were previously amended on August 18, 2022 and the parties now desire to further amend the respective Transaction Documents in accordance with the terms of this Amendment.

NOW, THEREFORE, in consideration of the following and other consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

(a)	Monthly Redemption Date. The definition of “Monthly Redemption Date” set forth in Section 1 of the Note is deleted in its entirety and hereby replaced with the following:

“Monthly Redemption Date” means the second of each month commencing in October 2022; provided that the first Monthly Redemption Date shall be October 17, 2022, and terminating upon the full redemption of this Note. Provided however that upon completion of a Qualified Offering, the enter outstanding balance of the Note will be due and payable at closing of the Qualified Offering.

(b)	The interest on the Note that is due and payable on October 2, 2022, shall instead be due and payable on the earlier of (i) October 17, 2022 and (ii) the closing of the Qualified Offering.

[Remainder of Page Intentionally Left Blank]

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first written above and will become effective as of the Effective Date.

CURATIVE BIOTECHNOLOGY, INC.

By:
Name:	Richard Garr
Title:	Chief Executive Officer

Puritan Partners LLC

By:
Name:	Richard Smithline
Title:	Managing Member